Exhibit 99.1

OptimizeRx to Present at ROTH Technology Corporate Access Day on November 14, 2018

ROCHESTER, Mich., (October 25, 2018) — OptimizeRx Corp. (NASDAQ: OPRX), a leading provider of digital health messaging for the pharmaceutical industry, has been invited to participate in the 4thAnnual ROTH Technology Corporate Access Day being hosted by ROTH Capital Partners on November 14, 2018 at the Empire Steak House in New York City.

This event will provide investors the opportunity to meet with senior management in a one-on-one and small group format. OptimizeRx CEO William Febbo will discuss a number of topics, including the company’s results for the third quarter of 2018, recent acquisition of CareSpeak Communications, and the growth of the company’s digital health network. The network is the largest of its kind, reaching more than half of the ambulatory patient market in the U.S.

For the second quarter of 2018, the company reported its seventh consecutive quarter of revenue growth, up 78% to a record $5.1 million. Diluted EPS totaled $0.02, with a gross margin improving from 44.0% to 56.1%.

Medication adherence improves when patients can identify ways of lowering their co-payments, according to industry research. OptimizeRx addresses the challenges adherence and rising drug costs by delivering copay coupons, savings vouchers and important clinical messaging at the point of care.

The event is by invitation only for institutional clients of ROTH Capital Partners. To schedule a meeting with OptimizeRx, please contact your ROTH sales representative at (800) 933-6830 or conference@roth.com.

For more information about OptimizeRx, contact Ron Both of CMA at (949) 432-7557 or submit your request here.

About ROTH Capital Partners

ROTH Capital Partners, LLC is a relationship-driven investment bank focused on serving emerging growth companies and their investors. As a full-service investment bank, ROTH provides capital raising, M&A advisory, analytical research, trading, market-making services and corporate access. Headquartered in Newport Beach, CA, ROTH is privately-held and employee owned, and maintains offices throughout the U.S. For more information on ROTH, please visit www.roth.com.

About OptimizeRx
OptimizeRx® (NASDAQ: OPRX) is one of the nation’s leading providers of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half of the ambulatory patient market with access to these benefits within their workflow at the point-of-care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ‘seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

(Tel) 860-800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team